UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34781	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 West 26th Street
Suite 415
New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)
(212) 792-9671
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On April 25, 2013, Motricity, Inc. (“Motricity”), a wholly owned subsidiary of Voltari Corporation (the “Company”) received notice from AT&T Mobility LLC (“AT&T”) that AT&T is terminating the Master Service Agreement, dated as of October 1, 2010, between Motricity and AT&T, pursuant to which Motricity hosts AT&T’s AppCenter storefront (the “Master Service Agreement”) effective June 30, 2013, pursuant to its right to terminate the Master Service Agreement upon 30 days notice. This follows the previously announced termination of the Second Amended and Restated Wireless Service Agreement #0001429 dated July 22, 2005 between Motricity and AT&T, as amended, and all services thereunder (the “Portal Agreement”) also effective June 30, 2013.

In 2012 and the first three months of 2013, the Portal Agreement and Master Service Agreement accounted for 62% and 56%, respectively, of the Company’s consolidated revenue. This revenue contributed positively to the Company’s cash flow from operations during these periods.

No material relationship exists between the Company or its affiliates and AT&T, except in connection with the Portal Agreement and the Master Service Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION (Registrant)

May 1, 2013	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Chief Administrative Officer